    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 1996
                                                      REGISTRATION NO. 333-5109
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                            AMENDMENT NO. 4 TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                              WIRELESS ONE, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

         DELAWARE                 72-1300837                    4841
     (STATE OR OTHER (I.R.S. EMPLOYER IDENTIFICATION NO.)
     JURISDICTION OF                                     (PRIMARY STANDARD
     INCORPORATION OR                                INDUSTRIAL CLASSIFICATION
      ORGANIZATION)                                         CODE NUMBER)

                         11301 INDUSTRIPLEX BOULEVARD
                                    SUITE 4
                       BATON ROUGE, LOUISIANA 70809-4115
                            TELEPHONE: 504-293-5000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                             MR. HANS J. STERNBERG
                             CHAIRMAN OF THE BOARD
                              WIRELESS ONE, INC.
                         11301 INDUSTRIPLEX BOULEVARD
                                    SUITE 4
                       BATON ROUGE, LOUISIANA 70809-4115
                            TELEPHONE: 504-293-5000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------

                                  COPIES TO:
          LANCE C. BALK, ESQ.               JEREMIAH L. THOMAS III, ESQ.
           KIRKLAND & ELLIS                  SIMPSON THACHER & BARTLETT
         153 EAST 53RD STREET                   425 LEXINGTON AVENUE
       NEW YORK, NEW YORK 10022               NEW YORK, NEW YORK 10017
        TELEPHONE: 212-446-4800                TELEPHONE: 212-455-2000

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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


                             EXPLANATORY NOTE

  This Amendment No. 4 to the Registration Statement (Registration No. 333-
5109) consists only of a cover page, this explanatory note, Part II to the Registration Statement, and the Exhibit Index and all exhibits. This Amendment is being filed for the purpose of filing a revised Exhibit 8.1 to the Registration Statement and no changes are being made to the Prospectus constituting a part of this Registration Statement.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee and the NASD filing fee.

   SEC registration fee............................................. $   60,345
   NASD filing fee..................................................     18,000
   Rating agency fee................................................     20,000
   Blue sky fees and expenses.......................................     15,000
   Printing and engraving expenses..................................    600,000
   Legal fees and expenses..........................................    350,000
   Accounting fees and expenses.....................................    150,000
   Trustee fees.....................................................     10,000
   Miscellaneous....................................................    776,655
                                                                     ----------
     Total.......................................................... $2,000,000
                                                                     ==========

  The Registrant will bear all of the foregoing fees and expenses.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. Article IX of the Registrant's By-laws requires indemnification to the fullest extent permitted by Delaware law. In addition, the Registrant will enter into indemnity agreements with its directors (a form of which is filed as Exhibit 10.6 to this Registration Statement), which obligate the Registrant to indemnify such directors to the fullest extent permitted by the DGCL. The Registrant also intends to obtain, prior to the effective date of this Registration Statement, officers' and directors' liability insurance which insures against liabilities that officers and directors of the Registrant may incur in such capacities.

  Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. Article VI of the Registrant's Certificate of Incorporation includes such a provision.

  Reference is made to the form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement which provides for indemnification of the directors and officers of the Registrant signing this Registration Statement and certain controlling persons of the Registrant against certain liabilities, including those arising under the Securities Act of 1933, as amended (the "Securities Act"), in certain instances by the Underwriters.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  (a) In the Heartland Transaction, the Registrant issued shares of Common Stock to the following persons in exchange for shares of common stock of Old Wireless One:

   INVESTORS                                                            SHARES
   ---------                                                           ---------
   The Lamar Corporation..............................................   341,517
   Hans Sternberg.....................................................   281,802
   Hendrix Family Trust...............................................   245,692
   KBBS, Inc..........................................................   163,795
   Wireless Investment Co.............................................   163,795
   Gulf Coast Services, Inc...........................................   163,795
   Otelco Investments, LLC............................................   163,795
   EATEL, Inc.........................................................   149,053
   William C. Norris, Jr..............................................   102,372
   Robert A. Hart.....................................................   102,372
   Fort Bend Telephone Co.............................................    81,897
   Columbia Cellular, Inc.............................................    81,897
   Hart Wireless LTD Partnership......................................    51,595
   G.T. Investments, Inc..............................................    45,044
   Sean Reilly........................................................    15,636
   Chase Manhattan Capital Corporation................................ 2,413,656
   Premier Venture Capital Corporation................................   754,268
   Advantage Capital Partners Limited Partnership.....................   452,561
   Advantage Capital Partners II Limited Partnership..................   150,853
   First Commerce Capital, Inc........................................   150,853
   Wireless Investment Company........................................   150,853
   Concord Telephone..................................................    75,426
   Ronald L. Daniels..................................................    75,426
   OPCO Senior Executive Investment Partnership, L.P..................    45,255
   R.C. Corr & Doris Corr, Joint Survivors............................    30,171
   Deborah Sternberg..................................................    12,672
   Donna Sternberg....................................................    12,672
   Erich Sternberg....................................................    12,672
   Julie Sternberg....................................................    12,672
   Mark Sternberg.....................................................    12,672
   Insa Abraham.......................................................    12,672
   Allyn Madere.......................................................     3,017
   Arthur G. Scanlan II...............................................     3,017
   Paul Boudreaux.....................................................     3,017
                                                                       ---------
     Total............................................................ 6,538,462
                                                                       =========

  The Registrant also issued 3,461,538 shares of Common Stock and the Heartland Notes to certain subsidiaries of Heartland Wireless Communications, Inc. in connection with the Heartland Transaction.

  The Registrant also issued warrants to GKM to purchase 300,000 shares of Common Stock in connection with the Heartland Transaction.

  (b) In the TruVision Transaction, the Registrant issued shares of Common Stock to the following persons in exchange for shares of common stock of TruVision

   INVESTORS                                                            SHARES
   ---------                                                           ---------
   Mississippi Wireless TV, L.P. ..................................... 1,702,406
   Chase Venture Capital Associates, L.P. ............................ 1,517,979
   Vision Communications, Inc. .......................................   180,000
   VanCom, Inc. ......................................................    42,560
                                                                       ---------
   Total.............................................................. 3,442,945
                                                                       =========

  (c) The Company issued 48,752 shares of Common Stock to Volunteer Wireless, Inc. within the past 12 months.

  Except as set forth above, the Registrant has not sold any securities.

  All transactions described above were effected in reliance upon the exemption from the registration requirements of the Securities Act contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder on the basis that such transactions did not involve any public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits

 EXHIBIT
   NO.                           DESCRIPTION OF EXHIBIT
 -------                         ----------------------
  1.1    Form of Underwriting Agreement between the Registrant and the
         Underwriters***
  2.1    TruVision Merger Agreement among the Registrant, TruVision and
         Wireless One MergerSub, Inc., dated April 25, 1996***
  3.1    Amended and Restated Certificate of Incorporation of the Registrant+++
  3.2    Bylaws of the Registrant+++
  4.1    Indenture between the Registrant and United States Trust Company of
         New York, as Trustee dated October 24, 1995+++
  4.2    Warrant Agreement between the Registrant and United States Trust
         Company of New York, as Warrant Agent dated October 24, 1995+++
  4.3    Escrow and Disbursement Agreement between the Registrant and Bankers
         Trust Corporation, as Escrow Agent dated October 24, 1995+++
  4.4    Unit Agreement between the Registrant and United States Trust Company of New York, as Unit Agent dated October 24, 1995+++
  4.5    Form of Supplemental Indenture between the Registrant and United
         States Trust Company of New York as Trustee***
  4.6    Form of Indenture between the Registrant and United States Trust
         Company of New York as Trustee***
  4.7    Form of Warrant Agreement between the Registrant and United States
         Trust Company of New York, as Warrant Agent***
  4.8    Form of Unit Agreement between the Registrant and United States Trust
         Company of New York, as Unit Agent***
  5.1    Opinion of Kirkland & Ellis (including the consent of such firm) as to the validity of the notes being offered***
  8.1    Opinion of Kirkland & Ellis as to certain tax matters**
 10.1    Contribution Agreement and Plan of Merger among, inter alia, the
         Registrant, Old Wireless One and its stockholders and Heartland^ dated
         October 18, 1995+++
 10.2    Escrow Agreement among the parties to Exhibit 10.1 dated October 24,
         1995+++
 10.3    1995 Long-Term Performance Incentive Plan of the Registrant++
 10.4    1995 Director's Stock Option Plan of the Registrant++
 10.5    Warrant Agreement between the Registrant and GKM (including form of warrant certificate) dated October 18, 1995+++
 10.6    Form of Amended and Restated Registration Rights Agreement among the
         Registrant, Heartland and certain stockholders+***
 10.7    Form of Amended and Restated Stockholders Agreement among the
         Registrant, and certain stockholders+***
 10.8    Standard forms of MDS License Agreement of the Registrant+++
 10.9    Standard forms of ITFS License Agreement of the Registrant+++
 10.10   Form of Employment Agreement between the Registrant and certain executive officers+***
 10.11   Acquisition and Market Escrow Agreement among the parties to Exhibit
         2.1 dated July 29, 1996.***

 EXHIBIT
   NO.                           DESCRIPTION OF EXHIBIT
 -------                         ----------------------
 11.1    Statement re: Computation of Ratio of Per Share Earnings***
 12.1    Statement re: Computation of Ratio of Earnings to Fixed Charges of the
         Company***
 21.1    Subsidiaries of the Registrant***
 23.1    Consent of Kirkland & Ellis (included in Exhibit 5.1)***
 23.2    Consent of KPMG Peat Marwick LLP (Dallas, Texas)***
 23.3    Consent of KPMG Peat Marwick LLP (New Orleans, Louisiana)***
 23.4    Consent of Arthur Andersen & Co. LLP (Jackson, Mississippi)***
 24.1    Powers of Attorney***
 25.1    Statement of Eligibility of Trustee***

- --------
** Filed herewith.
*** Previously filed.
 + Management contract or compensatory plan or arrangement.
 ++Incorporated herein by reference to the exhibit to the Registrant's
   Registration Statement on Form S-1 (Registration Number 33-94942) as declared effective by the Commission on October 18, 1995.

  (b) Financial Statement Schedules

  Independent Auditors' Report on Financial Statement Schedule and Consent

  Schedule II--Valuation and Qualifying Accounts

  All other schedules are omitted because they are inapplicable or the requested information is shown in the consolidated financial statements or related notes.

ITEM 17. UNDERTAKINGS.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

  The Registrant hereby undertakes:

    (1) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon

  Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on the 7th day of August, 1996.

                                         Wireless One, Inc.

                                         By:               *
                                            ___________________________________
                                                    HENRY M. BURKHALTER
                                            PRESIDENT AND VICE CHAIRMAN OF THE
                                                           BOARD

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 7th day of August, 1996, by the following persons in the capacities indicated:

             SIGNATURE                                 TITLE


                                         Chairman of the Board
                 *
____________________________________
         HANS J. STERNBERG

                 *                       President and Vice Chairman of the
____________________________________      Board
        HENRY M. BURKHALTER

                 *                       Chief Executive Officer and Director
____________________________________      (Principal Executive Officer)
           SEAN E. REILLY

                 *                       Executive Vice President--Operations
____________________________________      (Principal Financial and Accounting
            ALTON C. RYE                  Officer)

                                         Director
____________________________________
          WILLIAM K. LUBY

                 *                       Director
____________________________________
         ARNOLD L. CHAVKIN

                 *                       Director
____________________________________
          DANIEL L. SHIMER

                 *                       Director
____________________________________
         J.R. HOLLAND, JR.

____________________________________     Director
      WILLIAM J. VAN DEVENDER

_____________________________________     Director
            DAVID E. WEBB

        /s/ Michael C. Ellis
*By:
  _________________________________
          MICHAEL C. ELLIS,
         AS ATTORNEY-IN-FACT